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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                             _______________

                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): December 11, 1996


                    AMPAL-AMERICAN ISRAEL CORPORATION
          (Exact name of Registrant as specified in its charter)

NEW YORK                          0-538                      13-0435685
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(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File Number)             Identification No.)
incorporation


1177 AVENUE OF THE AMERICAS, NEW YORK NEW YORK       10036
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
including area code:                             (212) 782-2100
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(Former name or former address, if changed since last report.)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
-----------------------------------------

         On December 11, 1996, Bank Hapoalim B.M. ("Hapoalim"), and Registrant entered into an Exchange Agreement ("Exchange Agreement") pursuant to which Hapoalim and Registrant exchanged all of the 3,000,000 shares of Registrant's Common Stock owned by Hapoalim for 3,000,000 shares of Registrant's Class A Stock. As previously reported, Registrant's Board of Directors formed a "Special Committee" consisting of five outside directors to consider Hapoalim's request to (i)equalize the Common Stock with the Class A Stock, and (ii)compensate Hapoalim for the reduction in its voting rights which would result from such equalization. The Special Committee was authorized to negotiate, approve or disapprove any such transaction on Registrant's behalf. The Special Committee retained independent counsel and an independent investment bank to advise it in connection with Hapoalim's proposal. The Special Committee unanimously approved the exchange transaction and recommended that Registrant's Board of Directors also approve such transaction and take all actions appropriate to effectuate it. Registrant's Board of Directors approved the exchange transaction and the Exchange Agreement by the unanimous vote of all directors then present and voting at a meeting held on December 11, 1996.

         In addition, on December 11, 1996, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated May 12, 1996, which Hapoalim and one of its wholly-owned subsidiaries, Atad Hevra Lehashkaot Limited ("Atad") (collectively, the "Bank") entered into with Rebar Financial Corp. ("Rebar") and Daniel Steinmetz, Benjamin Steinmetz and Raz Steinmetz, Atad delivered to Rebar 1,500,001 shares of Registrant's Class A Stock in consideration for $11,798,583, previously deposited by Rebar and held in escrow by Hapoalim(plus interest).

         As previously reported, on June 6, 1996, pursuant to the Stock Purchase Agreement, Atad delivered to Rebar 5,742,351 shares of Registrant's Class A Stock in consideration of $45,167,583.

         Between May 24th and 28, 1996, Rebar purchased an additional 120,000 shares of Registrant's Class A Stock in open market transactions.

         Prior to the consummation of the transactions described above, the Bank had beneficially owned 3,000,000 shares of Registrant's Common Stock (representing 100% of the outstanding Common Stock) and 10,500,991 shares (assuming conversion of shares of Registrant's Preferred Stock owned by the Bank) of Registrant's Class A Stock (representing 50.2% of the outstanding Class A Stock). As the holder of all the outstanding Common

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Stock, as to matters submitted to the vote of the shareholders of Registrant
(including the election of directors other than the Class A directors),the Bank was entitled to cast a number of votes equal to the total number of votes cast by the holders of Class A Stock, but, in no event, more than ten votes per share of Common Stock. Thus, before the exchange of the Bank's Common Stock for Class A Stock, as described above, the Bank had the power to elect at least approximately 75% of Registrant's directors.

         Following the consummation of the transactions described above, there were no shares of Registrant's Common Stock outstanding, Rebar beneficially owned 7,362,352 shares of Registrant's Class A Stock (representing 31.1% of the outstanding Class A Stock), making it the single largest shareholder of Registrant, and the Bank beneficially owned 6,258,639 shares (assuming conversion of shares of Registrant's Preferred Stock owned by the Bank) of Registrant's Class A Stock (representing 26% of the outstanding Class A Stock).

         These transactions were executed by the Bank in order to comply with the requirements of the Israeli banking laws requiring the Bank to decrease to 25% or less its holdings in and means of control over Registrant by December 31, 1996. Following the consummation of the transactions described above, the Bank owned 5,874,281 shares of Registrant's Class A Stock, representing 24.9% of the outstanding Class A Stock (without assuming conversion of shares of Registrant's Preferred Stock owned by the Bank).

         On June 19, 1996, Registrant's Board of Directors was increased from
11 members to 14 members by the addition of Hillel Peled, Michael W. Sonnenfeldt and Raz Steinmetz to Registrant's Board of Directors at the recommendation of Rebar.

         In connection with the initial closing under the Stock Purchase Agreement, Rebar obtained a bridge loan from The First International Bank of Israel Ltd. (the "Lender"), in Israel, in the amount of $45,580,000, representing approximately 80% of the funds paid at the initial closing. The balance of the funds were contributed to Rebar by Benjamin Steinmetz, Daniel Steinmetz, and Raz Steinmetz, its Directors, executive officers and controlling persons. The loan from the Lender bears interest at a floating rate equal to
 .75% above LIBOR and was due by its terms six months from the date of funding and continues to remain outstanding. The bridge loan can be prepaid in whole or in part at any time on an interest payment date. Upon repayment of the bridge loan, the Lender has indicated that it is prepared to provide a replacement loan for a period of up to 9-1/2 years, with the interest rate and payment schedule to be determined at that time. Rebar has granted to the Lender a first priority lien and security interest on the Class A Stock acquired pursuant to

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the Stock Purchase Agreement. If at the end of any quarter the value of the pledged shares is less than the amount of the debt to the Lender, then Rebar is obligated, on demand from the Lender, to either repay the excess portion of the loan or provide additional collateral. If the excess portion of the loan is not repaid, or additional collateral is not provided, the Lender has the right to call the loan and require it to be paid in full. The loan is guaranteed by Benjamin Steinmetz and Raz Steinmetz to the extent, in the aggregate, of 25% of the amount of the loan.

         The Stock Purchase Agreement is written in Hebrew. A copy of an English translation was filed as an exhibit to Amendment No. 32 to Hapoalim's
Schedule 13D filed on May 29, 1996. A summary of certain terms of the Stock Purchase Agreement was previously reported by Registrant in its Form 8-K filed on May 28, 1996. Such summary was based on the English translation of the Stock Purchase Agreement provided by the Bank as well as the summaries set forth in amendments to Schedule 13D filed by the Bank and Rebar.

         As previously reported, the Stock Purchase Agreement contains various agreements between the Bank and Rebar including, among other things, agreements as to the composition of the Board of Directors of Registrant and certain other matters affecting the governance of Registrant. As reported by the Bank and Rebar in recent amendments to their respective Schedules 13D, the Bank and Rebar have an understanding that the special shareholders meeting to elect a new Board of Directors of Registrant, which the Stock Purchase Agreement required to take place no later than March 31, 1997 (the "Election Shareholder Meeting"), will instead take place in May 1997 as part of Registrant's next annual meeting of shareholders.

ITEM 5.  OTHER EVENTS.
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         On December 11, 1996, Shlomo Recht, the Chairman of Registrant's Board
of Directors and an employee of Hapoalim, announced that, effective December 31, 1996, he would resign, as required by the Banking (Licensing) Law in effect in Israel, which prohibits an employee of Hapoalim, such as Mr. Recht, from serving as Chairman of a non-banking company, such as Registrant. Pending election of a new Chairman, Lawrence Lefkowitz, President and Chief Executive Officer, will be assuming the duties of the Chairman. Raz Steinmetz has been elected as Chairman of the Executive Committee of Registrant's Board of Directors.

         Pursuant to the Exchange Agreement, Registrant agreed to recommend to its shareholders that at the next meeting of Registrant's shareholders they vote in favor of an amendment to Registrant's Restated Certificate of Incorporation, as amended ("Registrant's Certificate"), that shall provide for (i) the removal and elimination of the Common Stock from Registrant's

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authorized shares, and (ii) the cancellation of any reference to the Common
Stock in Registrant's Certificate.

         In accordance with the Exchange Agreement, Registrant agreed that until such time as Registrant's Certificate is amended as described above, (i) Registrant shall not reissue, resell, transfer, distribute or take any other action with respect to any or all of the Common Stock and (ii) Registrant shall not issue any class of equity security that has voting rights that are preferential to the voting rights of the Class A Stock, other than preferred stock that has customary preferential voting rights with respect to the election of members of Registrant's board of directors only in the event of the nonpayment of preferential dividends. In addition, Registrant further agreed that until such time when Hapoalim's interest in Registrant, whether directly or through subsidiaries of Hapoalim, is less than 10% of the outstanding shares of the Class A Stock, Registrant shall not issue any class of equity security that has voting rights that are preferential to the voting rights of the Class A Stock, other than preferred stock that has customary preferential voting rights with respect to the election of members of Registrant's board of directors only in the event of the nonpayment of preferential dividends.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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Exhibit 99 -- Exchange Agreement, dated as of December 11, 1996, between
              Ampal-American Israel Corporation and Bank Hapoalim B.M. (Incorporated by reference to Exhibit 2 to Amendment No. 34 of
              Schedule 13D filed by Bank Hapoalim B.M. on December 20, 1996.)

                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                             AMPAL-AMERICAN ISRAEL CORPORATION



Date: December 24, 1996      By:/s/Lawrence Lefkowitz
                                ----------------------------
                                Lawrence Lefkowitz, President

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